                                                                  EXHIBIT 4.1(a)




[THE CIT GROUP LOGO APPEARS HERE]

                                                July 18, 1996


J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Washington
Oshman's Ski Skool, Inc.
Oshman's Sporting Goods, Inc.-Services
2302 Maxwell Lane
Houston, TX

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 1992 (as amended or otherwise modified from time to time, the "Financing Agreement") among J.S.

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Oshman and Co., Inc., Oshman Sporting Goods Co., Alabama, Oshman Sporting Goods
Co., Arizona, Oshman Sporting Goods Co., Arkansas, Oshman Sporting Goods Co., California, Oshman Sporting Goods Co., Florida, Oshman Sporting Goods Co., Georgia, Oshman Sporting Goods Co., Hawaii, Oshman Sporting Goods Co., Kansas, Oshman Sporting Goods Co., Louisiana, Oshman Sporting Goods Co., Minnesota, Oshman Sporting Goods Co., Missouri, Oshman Sporting Goods Co., Nevada,
Oshman Sporting Goods Co., New Jersey, Oshman Sporting Goods Co., New Mexico, Oshman Sporting Goods Co., New York, Oshman Sporting Goods Co., Ohio, Oshman Sporting Goods Co., Oklahoma, Oshman Sporting Goods Co., Oregon, Oshman
Sporting Goods Co., South Carolina, Oshman Sporting Goods Co., Tennessee,
Oshman Sporting Goods Co., Texas, Oshman Sporting Goods Co., Washington, Oshman's Ski Skool Inc., and Oshman's Sporting Goods, Inc. Services, and The CIT Group/Business Credit, Inc. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

You have advised us that Oshman's Sporting Goods, Inc. has formed three (3) new subsidiaries: Oshman Sporting Goods, Co., Utah, Oshman Sporting Goods Co., Michigan, and Oshman Sporting Goods, Co., Colorado (the New Companies). Pursuant to your request, the Financing Agreement and all of the other agreements and documentation entered into in connection therewith, as appropriate, shall be, and hereby are, amended to add the New Companies as borrowers and/or parties for all intents and purposes thereunder, and the New Companies shall have all of the rights and all of the obligations and liabilities of borrowers and/or parties thereunder. The New Companies hereby agree, in accordance with the provisions of the Financing Agreement, to inter alia, execute all financing statements that we require in order to grant us valid and perfected first security interests in the Collateral (subject only to the Permitted Encumbrances).


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Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.


                                        Very truly yours,

                                        THE CIT GROUP/BUSINESS
                                        CREDIT, INC.




                                        By: /s/ Pamela Wozniak
                                           -------------------------
                                        Title: Assistant Secretary







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Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN SPORTING GOODS, INC.-SERVICES


By /s/A Lynn Boerner
  ------------------------
Title:  VP-CAO




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